UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	June 8, 2006

RIDGEWOOD ELECTRIC POWER TRUST I
(Exact Name of Registrant as Specified in Charter)

Delaware	0-24240	22-3105824
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1314 King Street, Wilmington, DE 19801	19801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(302) 888-7444

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17   CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17   CFR 240.13e-4(c))

Item 4.01  Changes in Registrant’s Certifying Accountant.

On June 8, 2006, Ridgewood Electric Power Trust I (the “Trust”) dismissed Perelson Weiner LLP (“Perelson Weiner”), the Trust’s independent registered public accounting firm. The decision to dismiss Perelson Weiner as the Trust’s independent registered public accounting firm was made by the managing shareholder of the Trust, Ridgewood Renewable Power LLC, a New Jersey limited liability company (the “Managing Shareholder”).

Perelson Weiner was engaged as the independent accountants of the Trust as of January 14, 2004 and prepared an audit report on the consolidated financial statements of the Trust as of and for the years ended December 31, 2003 and 2004. No audit report on the consolidated financial statements of the Trust has been prepared by Perelson Weiner for the year ended December 31, 2005.

The audit report of Perelson Weiner on the consolidated financial statements of the Trust as of and for the years ended December 31, 2003 and 2004 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

For the period January 14, 2004 through June 8, 2006, there were no (1) disagreements with Perelson Weiner on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference to the subject matter of the disagreements in their report on the Trust’s financial statements, or (2) “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K, other than as follows:

A.  Disagreements

In February 2006, after discussion with Perelson Weiner, management of the Trust concluded that (i) the Trust’s consolidated financial statements included in the Trust’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 should no longer be relied upon and should be restated because there was an error in the amount of income recorded for the Trust’s equity interest in Stillwater Hydro Partners L.P. (the “Limited Partnership”) in accordance with the equity method of accounting, which resulted in an understatement of net income for the quarter and the nine month period of $49,472, and (ii) the Trust’s consolidated financial statements included in the Trust’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 should no longer be relied upon and should be restated because such financial statements included the Trust’s equity interest in the Limited Partnership in accordance with the cost method of accounting rather than the equity method of accounting, which resulted in an understatement of net income for the quarter of $6,280. The Trust had historically accounted for its investment in the Limited Partnership under the equity method of accounting, but adopted the cost method of accounting with respect to its investment in the Limited Partnership as of January 1, 2005.

The Trust intends to file with the Securities and Exchange Commission amended Quarterly Reports on Form 10-Q/A for the quarters ended September 30, 2004 and March 31, 2005 to reflect changes required as a result of the restatements.

Because the Trust recognized the appropriate amount of income for the full year ended December 31, 2004, there was no impact on the audited financial statements contained in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission on July 18, 2005 (the “2004 Form 10-K”); however, the Trust intends to amend the “Supplementary Financial Information (Unaudited)” for the third and fourth quarter of the year ended December 31, 2004 contained in the 2004 Form 10-K by filing a Form 10-K/A for the year ended December 31, 2004 with the Securities and Exchange Commission.

B. Reportable Events

Perelson Weiner identified the following material deficiencies in disclosure controls and procedures, which are reportable events: (i) a lack of automation and integration in the Trust's accounting and financial reporting software, which caused the Trust to be unable to timely comply with its financial reporting responsibilities, (ii) a lack of sufficient personnel with relevant experience to maintain and operate the Trust's accounting and financial reporting software and to develop and administer additional disclosure controls and procedures to enable the Trust to comply on a timely basis with its financial reporting obligations, and (iii) disclosure controls and procedures that were insufficient to enable the Trust to meet its financial reporting and disclosure obligations in an accurate and timely manner.

The Managing Shareholder discussed the subject matter of each of the foregoing items with Perelson Weiner and has authorized Perelson Weiner to respond fully to the inquiries of the successor accountant concerning the subject matter of each such item.

The Trust has provided Perelson Weiner with a copy of the foregoing disclosures and has requested that Perelson Weiner furnish the Trust with a letter, addressed to the Securities and Exchange Commission, stating whether or not Perelson Weiner agrees with the statements made herein, and, if not, stating the respects in which it does not agree. A copy of the letter from Perelson Weiner, dated June 14, 2006, is filed herewith as Exhibit 16.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Title
16.1	Letter from Perelson Weiner LLP to the Securities and Exchange Commission, dated June 14, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIDGEWOOD ELECTRIC POWER TRUST I

Date: June 14, 2006    By: /s/ DOUGLAS R. WILSON
                       Name:   Douglas R. Wilson
                                 Title:     Chief Financial Officer